BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 19, 2011 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $11.4 million or $0.72 diluted earnings per share for the first quarter of 2011 compared to net income of $9.3 million or $0.60 diluted earnings per share for the first quarter of 2010.

(Logo: http://photos.prnewswire.com/prnh/20040818/BANFLOGO)

The Company's net interest income for the first quarter of 2011 was $37.3 million, up $3.4 million or 10.1% from the first quarter of 2010. The increase was attributable to the increase in the Company's average earning assets which were $4.8 billion, up $668 million from the prior year. The increase in the Company's average earning assets is due to the Company's internal growth combined with the acquisitions made in 2010, which added approximately $310 million in earning assets. The Company's net interest margin for the quarter was 3.21% compared to 3.38% a year ago as interest rates remain at historically low levels. The loan loss provision for the first quarter of 2011 was $788,000, down from $896,000 a year ago. Nonperforming loans were 0.99% of total assets, down from 1.46% at March 31, 2010. Net charge-offs for the quarter were 0.06% of loans compared to 0.07% for the same period a year ago. Noninterest income totaled $17.7 million, an increase of 11.1% over the $16.0 million reported a year ago. The increased revenues were from commercial deposit revenues, insurance commissions and treasury management services. Noninterest expense for the quarter was $36.4 million up from $34.9 million in the first quarter of 2010. The increase was due to the acquisitions made in the later part of 2010, partially offset by a gain on the sale of other real estate of $980,000.

At March 31, 2011, the Company's total assets were $5.2 billion, up $731 million or 16.2% over March 31, 2010. Loans totaled $2.8 billion, virtually unchanged from the same period in 2010. Deposits increased $657 million to $4.7 billion at March 31, 2011. The Company's equity capital was $467 million, an increase of $30 million or 6.8% over March 31, 2010.

David Rainbolt, BancFirst, CEO, said "Acquisitions continue to be an opportunity for us in the current market. BancFirst has great liquidity, a strong capital position and sound asset quality which allows us to continue to pursue good banks and bankers in desirable Oklahoma communities."

On April 7, 2011, the Company announced it had entered into an agreement to acquire FBC Financial Corporation and its subsidiary bank, 1st Bank Oklahoma with banking locations in Claremore, Tulsa, Verdigris and Inola, Oklahoma. 1st Bank Oklahoma has approximately $256 million in total assets, $117 million in loans, $187 million in deposits and $24 million in equity capital. The transaction is scheduled to be completed during July 2011, and is subject to regulatory approval.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 89 banking locations serving 50 communities across Oklahoma. More information can be found at bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)
	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 37,290				$ 37,290
Provision for loan losses	788				788
Securities transactions	8				8
Total noninterest income	17,729				17,729
Salaries and employee benefits	21,812				21,812
Total noninterest expense	36,397				36,397
Net income	11,355				11,355
Per Common Share Data:
Net income-basic	0.74				0.74
Net income-diluted	0.72				0.72
Cash dividends declared	0.25				0.25
Common shares outstanding	15,390,357				15,390,357
Average common shares outstanding -
Basic	15,375,644				15,375,644
Diluted	15,679,297				15,679,297
Performance Ratios:
Return on average assets	0.89%				0.89%
Return on average equity	9.90				9.90
Net interest margin	3.21				3.21
Efficiency ratio	66.15				66.15

	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 33,862	$ 35,670	$ 36,072	$ 37,172	$ 142,776
Provision for loan losses	896	871	469	718	2,954
Securities transactions	136	(150)	333	5	324
Total noninterest income	15,960	17,010	18,162	18,787	69,919
Salaries and employee benefits	19,948	19,710	20,692	22,009	82,359
Total noninterest expense	34,901	34,505	35,389	39,300	144,095
Net income	9,303	11,042	11,787	10,177	42,309
Per Common Share Data:
Net income-basic	0.61	0.72	0.77	0.66	2.76
Net income-diluted	0.60	0.71	0.75	0.65	2.70
Cash dividends declared	0.23	0.23	0.25	0.25	0.96
Common shares outstanding	15,337,050	15,346,800	15,358,672	15,368,717	15,368,717
Average common shares outstanding -
Basic	15,319,111	15,344,374	15,356,366	15,362,388	15,348,102
Diluted	15,628,012	15,652,621	15,645,086	15,665,196	15,651,312
Performance Ratios:
Return on average assets	0.85%	0.98%	1.03%	0.83%	0.92%
Return on average equity	8.66	10.01	10.34	8.79	9.45
Net interest margin	3.38	3.44	3.40	3.29	3.37
Efficiency ratio	70.05	65.50	65.25	70.24	67.75

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)
	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,239,658
Total loans	2,796,390
Allowance for loan losses	(36,136)
Securities	684,228
Deposits	4,666,199
Stockholders' equity	466,827
Book value per common share	30.33
Tangible book value per common share	26.71
Balance Sheet Ratios:
Average loans to deposits	60.83%
Average earning assets to total assets	92.49
Average stockholders' equity to average assets	9.03
Asset Quality Data:
Past due loans	$ 3,016
Nonaccrual loans	24,391
Restructured loans	316
Total nonperforming and restructured loans	27,723
Other real estate owned and repossessed assets	15,974
Total nonperforming and restructured assets	43,697
Nonperforming and restructured loans to total loans	0.99%
Nonperforming and restructured assets to total assets	0.83
Allowance to total loans	1.29
Allowance to nonperforming and restructured loans	130.35
Net charge-offs to average loans	0.06

	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 4,508,789	$ 4,628,022	$ 4,599,182	$ 5,060,249
Total loans	2,766,304	2,793,346	2,756,118	2,811,964
Allowance for loan losses	(36,780)	(37,002)	(35,681)	(35,745)
Securities	430,586	580,317	579,839	746,343
Deposits	4,009,017	4,117,360	4,082,568	4,503,754
Stockholders' equity	436,901	445,592	453,869	458,594
Book value per common share	28.49	29.03	29.55	29.84
Tangible book value per common share	25.78	26.19	26.72	26.19
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%	68.70%	63.14%
Average earning assets to total assets	92.62	92.76	92.83	92.75
Average stockholders' equity to average assets	9.86	9.77	9.92	9.44
Asset Quality Data:
Past due loans	$ 589	$ 1,911	$ 563	$ 1,096
Nonaccrual loans	37,801	38,328	25,684	26,701
Restructured loans	1,912	1,677	378	294
Total nonperforming and restructured loans	40,302	41,916	26,625	28,091
Other real estate owned and repossessed assets	10,272	9,748	21,499	23,179
Total nonperforming and restructured assets	50,574	51,664	48,124	51,270
Nonperforming and restructured loans to total loans	1.46%	1.50%	0.97%	1.00%
Nonperforming and restructured assets to total assets	1.12	1.12	1.05	1.01
Allowance to total loans	1.33	1.32	1.29	1.27
Allowance to nonperforming and restructured loans	91.26	88.28	134.01	127.25
Net charge-offs to average loans	0.07	0.09	0.26	0.09

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)
	Three Months Ended
	March 31, 2011
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 2,793,378	$ 39,350	5.71%
Securities – taxable	618,709	3,627	2.38
Securities – tax exempt	79,273	969	4.96
Interest bearing deposits with banks	1,272,987	796	0.25
Total earning assets	4,764,347	44,742	3.81

Nonearning assets:
Cash and due from banks	137,393
Interest receivable and other assets	285,353
Allowance for loan losses	(35,930)
Total nonearning assets	386,816
Total assets	$ 5,151,163

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 712,074	$ 412	0.23%
Savings deposits	1,603,653	2,849	0.72
Time deposits	915,971	2,984	1.32
Short-term borrowings	6,603	4	0.25
Long-term borrowings	33,719	246	2.96
Junior subordinated debentures	28,866	525	7.38
Total interest-bearing liabilities	3,300,886	7,020	0.86

Interest-free funds:
Noninterest bearing deposits	1,360,631
Interest payable and other liabilities	24,458
Stockholders' equity	465,188
Total interest free-funds	1,850,277
Total liabilities and stockholders' equity	$ 5,151,163
Net interest income		$ 37,722
Net interest spread			2.95%
Net interest margin			3.21%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, +1-405-270-1002, both of BancFirst Corporation